Item 77I - DWS LifeCompass Retirement Fund,
DWS LifeCompass 2015 Fund, DWS
LifeCompass 2020 Fund, DWS LifeCompass
2030 Fund and DWS LifeCompass 2040 Fund
(each series of DWS Target Date Series)


At a meeting held in August 2007, the Board of Trustees of DWS Target Date Series approved the following items for the above mentioned funds and trust.

Effective November 1, 2007, the trust currently known as DWS Allocation Series will be renamed
DWS Target Date Series.

Effective November 1, 2007, the current series of the trust will be renamed as follows:

Current Name
New Name
DWS Conservative
Allocation Fund
DWS LifeCompass
Retirement Fund
DWS Moderate
Allocation Fund
DWS LifeCompass 2015
Fund
DWS Growth Allocation
Fund
DWS LifeCompass 2020
Fund
DWS Growth Plus
Allocation Fund
DWS LifeCompass 2030
Fund


Effective November 15, 2007, the Trust established a new Series to be known as DWS LifeCompass
2040 Fund which will be offering the following share Classes: Class A, Class C and Class S.




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